Exhibit 99.2
NOTICE OF CORRECTION
DEADLINE TO NOMINATE DIRECTORS — MARCH 13, 2009
The April director nomination deadline previously announced in our February 2009 Newsletter was incorrect. Please note that any member wishing to nominate a director must submit the nomination to the Secretary of the Company, Kevin Ross, no later than Friday, March 13, 2009. The notice of nomination must satisfy specific criteria. If you are interested in submitting a nomination, please contact Jeanne Sorensen or Joe Neppl at the WIE office for additional information.
Sincerely,
William J. Horan,
Chairman of the Board, Western Iowa Energy, LLC